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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2000 covering the Company's financial statements for each of the two years in the period ended December 31, 1999 appearing on page F-2 of the Company's Annual Report on Form 10-K (File No. 0-28236) for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
November 6, 2001

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  Exhibit 23.2